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                                                                    Exhibit 10.1



                        SETTLEMENT AGREEMENT AND RELEASE

               THIS SETTLEMENT AGREEMENT AND RELEASE (this "Settlement Agreement") is made this August 1, 2002, by and among VIROPHARMA INCORPORATED, a Delaware corporation ("ViroPharma"), VCO INCORPORATED, a Delaware corporation and wholly-owned subsidiary of ViroPharma ("VCO"), and AVENTIS PHARMACEUTICALS, INC., a Delaware corporation ("Aventis"). For convenience, each of ViroPharma, VCO and Aventis may be referred to in this Settlement Agreement as a "Party" and collectively as "Parties."

                                   Background

               ViroPharma and Aventis are parties to that certain Copromotion and Codevelopment Agreement, effective as of September 9, 2001, as amended (the "Copromotion Agreement"). ViroPharma and Aventis are also parties to that certain Stock Purchase Agreement, dated as of September 9, 2001 (the "Stock Purchase Agreement"). Pursuant to that certain Sublicense and Subcontract Agreement between ViroPharma and VCO, dated December 31, 2001 (the "VCO Subcontract Agreement"), ViroPharma subcontracted and sublicensed to VCO certain of ViroPharma's obligations and rights under the Copromotion Agreement.

               As a result of developments that have occurred since the Effective Date of the Copromotion Agreement, the Parties have determined in good faith to terminate such Copromotion Agreement and the Stock Purchase Agreement without the payment of a termination fee.

               In consideration of the mutual covenants and releases contained in this Settlement Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

               1. Certain Capitalized Terms. Capitalized terms used in this Settlement Agreement shall have the respective meanings ascribed to such terms in the Copromotion Agreement and in this Settlement Agreement.

               2. Settlement and Termination of the Copromotion Agreement and Stock Purchase Agreement. ViroPharma and Aventis hereby settle and resolve all claims that they may have against each other under the Copromotion Agreement and terminate each of the Copromotion Agreement and Stock Purchase Agreement in all respects (including, without limitation, Sections 13.10 and 13.11 of the Copromotion Agreement) effective as of the date of this Settlement Agreement, and no further amounts shall be due or payable by Aventis or ViroPharma to the other under or in connection with either or both of the Copromotion Agreement or the Stock Purchase Agreement and neither Aventis nor ViroPharma shall have any continuing or further obligation with respect to any representation, warranty, obligation, covenant or agreement under either or both of the Copromotion Agreement or the Stock Purchase Agreement except in each case as otherwise provided in (a) Section 1 of this Settlement Agreement with respect to certain capitalized terms, (b) Section 5 of this Settlement Agreement, and (c) Section 10(a) of this Settlement Agreement.

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               3. Mutual Releases.

                    (a) By ViroPharma. Subject to Section 3(c) of this Settlement Agreement, ViroPharma, for itself and anyone claiming by, through or under ViroPharma, including, without limitation, VCO, hereby knowingly and voluntarily releases and forever discharges Aventis and its Affiliates, and their past and present shareholders, partners, directors, officers, employees, agents and attorneys of any of the foregoing, and the predecessors, successors, assigns, heirs and personal representatives of any of the foregoing, and all insurers of any of the foregoing (collectively with Aventis, the "Aventis Parties") of and from any and all claims, duties, obligations, liabilities, debts, demands, expenses, costs, actions, and causes of action, whether at law or in equity, known or unknown, accrued or unaccrued, matured or unmatured, individually or derivatively, that ViroPharma or anyone claiming by, through or under ViroPharma had, may have, or now have under, or that might subsequently accrue or arise out of, or concern, either or both of the Copromotion Agreement and the Stock Purchase Agreement.

                    (b) By Aventis. Subject to Section 3(c) of this Settlement Agreement, Aventis, for itself and anyone claiming by, through or under Aventis, hereby knowingly and voluntarily releases and forever discharges ViroPharma and its Affiliates, and their past and present shareholders, partners, directors, officers, employees, agents and attorneys of any of the foregoing, and the predecessors, successors, assigns, heirs and personal representatives of any of the foregoing, and all insurers of any of the foregoing (collectively with ViroPharma, the "ViroPharma Parties") of and from any and all claims, duties, obligations, liabilities, debts, demands, expenses, costs, actions, and causes of action, whether at law or in equity, known or unknown, accrued or unaccrued, matured or unmatured, individually or derivatively, that Aventis or anyone claiming by, through or under Aventis had, may have, or now have under, or that might subsequently accrue or arise out of, or concern, either or both of the Copromotion Agreement and the Stock Purchase Agreement.

                    (c) Exceptions. Nothing contained in this Settlement Agreement shall settle, release, discharge or otherwise affect any of the Parties' respective representations, warranties, obligations, agreements and covenants under this Settlement Agreement.

               4. No Admission. The entry into this Settlement Agreement by ViroPharma and VCO, on the one hand, and Aventis, on the other hand, does not constitute an admission by any of them as to the merit or lack of merit of any claims brought or that could have been brought against the other or any defenses asserted or that could have been asserted with respect thereto, nor does it constitute an admission by any of the Parties for any other purpose. Rather, each of the Parties is entering into this Settlement Agreement without making any admissions, and is doing so solely to avoid the expense that would be involved in proceeding any further with their dispute regarding the Copromotion Agreement.

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               5. Payment for ViroPharma Commercialization and Development
Expenses; Details and Calls; Accelerated Refund; and Stock Purchase.

                    (a) Payment for Commercialization and Development Expenses. Notwithstanding anything to the contrary in this Settlement Agreement, Sections 8.5.1, 8.5.2, 8.5.3, 8.5.4, 8.6, 8.8, 8.9 and 8.10 of the Copromotion Agreement
shall survive the termination of the Copromotion Agreement until the date that the Parties make final payment pursuant to Section 8.5.4 of the Copromotion Agreement with respect to the period ending on the date of this Settlement Agreement, and Section 8.11 shall survive until the third anniversary of this Settlement Agreement.

                    (b) Detail of Aventis Product. With respect to the continued Detailing of Aventis Products after the date of this Settlement Agreement the following shall apply:

                         (i)    Continued Detailing of Aventis Products.
Article 9 of the Copromotion Agreement shall survive the termination of the Copromotion Agreement until August 31, 2002, and, for the sake of clarity, ViroPharma shall continue to have the right and license to perform Details and Calls with respect to the Aventis Products in accordance with the terms and subject to the conditions set forth in Article 9 of the Copromotion Agreement and to perform all other activities described therein (and VCO may continue to act as ViroPharma's sublicensee and contractor under the VCO Subcontract Agreement with respect thereto) until August 31, 2002.

                         (ii)   Payment for Details and Calls Through August 31,
2002. Notwithstanding anything to the contrary in this Settlement Agreement,
Section 9.4.3 and 9.6.3 of the Copromotion Agreement shall survive the termination of the Copromotion Agreement until the date that the Parties make final payment pursuant to Sections 9.4.3 of the Copromotion Agreement with respect to the period ending on August 31, 2002.

                         (iii)  Manner of Payments. Aventis shall pay all
amounts to be paid to ViroPharma under this Section 5(b) in United States Dollars by wire transfer in immediately available funds to the same bank account to which Aventis made previous payments to ViroPharma under the Copromotion Agreement.

                         (iv)   Late Payments. If any payment under this Section
5(b) is not made when due, interest shall accrue on the past due amount at a rate per annum equal to the lower of (i) the highest interest rate permitted by applicable law and (ii) the prime rate for the first date on which such payment was delinquent, as quoted in the "Money Rates" Section of the Wall Street Journal, in either case, calculated on an actual/360 basis.

                         (v)    Non-applicability of Section 9.5.2. For the sake
of clarity, ViroPharma and Aventis confirm that since the Parties agree hereunder to terminate the Copromotion Agreement as a whole, Section 9.5.2 of the Copromotion Agreement does not apply and that Aventis shall in any event not be required to make a payment as described in Section 9.5.2 of the Copromotion Agreement.

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                    (c)  Accelerated Refund. Sections 8.1.1(a-b) of the
Copromotion Agreement are hereby implemented as if the dates written therein were in each instance August 1, 2002 such that the aggregate amount of twenty million U.S. dollars (U.S. $20,000,000) described in such Sections 8.1.1(a-b) is hereby made due and payable as of the date of this Settlement Agreement.

                    (d) Stock Purchase. Aventis shall purchase from ViroPharma and ViroPharma shall issue to Aventis on the date of this Settlement Agreement a total of three million (3,000,000) fully paid and non-assessable shares of ViroPharma's common stock, par value $0.002 per share (collectively, the "Shares") at a price equal to $1.53 per Share, for a total of four million, five hundred ninety thousand U.S. dollars (U.S. $4,590,000), which amount shall be due and payable on the date of this Settlement Agreement. The Shares have been registered on a Form S-3, File No. 333-64482, which registration statement has been declared effective by the Securities and Exchange Commission. The Shares, when delivered, will be free of restrictive legends. ViroPharma shall deliver a prospectus supplement pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, regarding the sale of the Shares prior to issuance of the Shares to Aventis. The Shares shall be issued, and a stock certificate evidencing the Shares delivered, to Aventis promptly following the filing of such supplement by ViroPharma. Within forty-five (45) days after the date of this Settlement Agreement, ViroPharma shall also file a new registration statement on Form S-3 (or post-effective amendment to the Form S-3 referenced above, if eligible) to enable Aventis to sell the Shares pursuant to a resale prospectus to be included in such registration statement, pursuant to the terms and conditions of the Registration Rights Agreement executed by ViroPharma and Aventis simultaneously with this Settlement Agreement.

             6. Confidentiality; Return/Destruction of Confidential Information.

                    (a) General Prohibition on Disclosure and Use. Except to the extent expressly authorized by this Settlement Agreement, or otherwise agreed in writing by the Parties, for a time period of ten (10) years as of the date of this Settlement Agreement, each Party shall, and shall cause any Affiliate to, maintain in confidence with at least the same degree of care it uses for such Party's own confidential information, but no less than reasonable care, and shall not use any Confidential Information (as defined in Section 6(d) of this Settlement Agreement) of the other Party for any purpose other than archival purposes. Each Party will promptly notify the other Party upon discovery of any unauthorized use or disclosure of such other Party's Confidential Information. Any breach of this obligation of confidentiality or non-use by any Affiliate, director, officer, employee, agent, consultant, or sublicensee of a Party or any of such Party's Affiliates shall be deemed a breach by that Party.

                    (b) Permitted Disclosure and Use. Notwithstanding Section 6(a) of this Settlement Agreement, a Party may disclose Confidential Information belonging to the other Party only to the extent such disclosure is reasonably necessary to:

                         (i)   enforce the provisions of this Settlement
Agreement; or

                         (ii)  comply with any requirements of law or of any
court, or arbitration panel, or any federal, state, local or foreign governmental body, regulator, agency, commission, bureau, or authority; or

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                         (iii)  comply with the requirements of the SaSy
Agreement.

If a Party deems it necessary to disclose Confidential Information of the other Party pursuant to this Section 6(b)(ii), then such Party shall give reasonable advance notice of such disclosure to the other Party to permit such other Party sufficient opportunity to object to such disclosure or to take measures to ensure confidential treatment of such information.

                    (c) Return/Destruction of Confidential Information. Without limitation to the other provisions of this Section 6, each Party shall either
(i) return to the other Party all Confidential Information of such other Party or (ii) destroy all Confidential Information of the other Party and all copies of any documents, items and materials which includes or contains any such Confidential Information or summaries, compilations or analyses thereof and provide the other Party with a written certified statement that all such documents, items and materials have been so destroyed and that such Party and its Affiliates are no longer in possession or control of any such documents, items and materials, in each case, within thirty (30) days after the date of this Settlement Agreement. Notwithstanding the foregoing, each Party's legal counsel may retain one (1) copy of all Confidential Information and such documents, items and materials solely for archival purposes.

                    (d) Confidential Information Defined. As used in this Settlement Agreement, "Confidential Information" shall mean all secret, confidential or proprietary information or data, whether provided in written, oral, graphic, video, computer or other form, provided by one Party (the "Disclosing Party") to the other Party (the "Receiving Party") pursuant to this Settlement Agreement, the Copromotion Agreement, or that certain Mutual Non-Disclosure Agreement between ViroPharma and Aventis, dated March 1, 2001 (the "March 2001 Confidentiality Agreement"), or generated pursuant to the Copromotion Agreement, including, without limitation, information relating to the Disclosing Party's existing or proposed research, development efforts, patent applications, business or products, the terms of this Settlement Agreement, the terms of the SaSy Agreement, and any other materials that have not been made available by the Disclosing Party to the general public. Notwithstanding the foregoing sentence, Confidential Information shall not include any information or materials that:

                         (i)    were already known to the Receiving Party or its
Affiliates (other than under an obligation of confidentiality), at the time of disclosure by the Disclosing Party to the extent such Receiving Party has documentary evidence to that effect;

                         (ii)   were generally available to the public or
otherwise part of the public domain at the time of its disclosure to the Receiving Party or its Affiliates;

                         (iii)  became generally available to the public or
otherwise part of the public domain after its disclosure or development, as the case may be, and other than through any act or omission of a Party or its Affiliates in breach of such Party's or such Party's Affiliates confidentiality obligations under any of the March 2001 Confidentiality Agreement, the Copromotion Agreement or this Settlement Agreement;

                         (iv)   were disclosed to a Party or its Affiliates,
other than under an obligation of confidentiality, by a person or entity that is not an Affiliate of such Party or such

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Party's Affiliates who had no obligation to the Disclosing Party not to disclose such information to others; or

                         (v)    were independently discovered or developed by or
on behalf of the Receiving Party or its Affiliates without the use of the Confidential Information belonging to the other Party and the Receiving Party has documentary evidence to that effect.

               7. Intellectual Work Product; Promotional Materials; Assignment.

                    (a)  Ownership of Intellectual Work Product.

                         (i)    ViroPharma Ownership. Notwithstanding anything
to the contrary contained in Section 10.1 of the Copromotion Agreement, Aventis hereby acknowledges that ViroPharma owns all right, title and interest in and to all of the Intellectual Work Product to the extent that it relates to VP Compound or, VP Product, except for Intellectual Work Product relating to VP Compound or VP Product developed by ViroPharma or employees or agents of ViroPharma and not disclosed to Aventis pursuant to the Copromotion Agreement ("Undisclosed IWP"), but in any event Aventis shall not be entitled to use such Undisclosed IWP in connection with VP Compounds or VP Products for the duration of patent protection of such compound or product]. For clarity, Intellectual Work Product not relating to VP Compound or VP Product.

                         (ii)   Delivery of Intellectual Work Product to
ViroPharma. Aventis shall, within thirty (30) days after the date of this Settlement Agreement, deliver to ViroPharma all copies and tangible embodiments of all of the Intellectual Work Product solely owned by ViroPharma pursuant to
Section 7(a)(i), including, without limitation all documents, records, notebooks, files, correspondence, reports, memoranda, computer tapes, computer discs and other storage media within Aventis' or its Affiliates' possession or control which contain any Intellectual Work Product. Aventis shall not retain any copies of any of the Intellectual Work Product solely owned by ViroPharma pursuant to Section 7(a)(i), except that Aventis' legal counsel may retain one
(1) copy of the Intellectual Work Product solely for archival purposes.

                    (b)  Ownership and Return of Promotional Materials.

                         (i)    ViroPharma Ownership. Notwithstanding anything
to the contrary contained in Section 10.4 of the Copromotion Agreement, Aventis hereby acknowledges that ViroPharma owns all right, title and interest in and to all of the Promotional Materials.

                         (ii)   Delivery of Promotional Materials to ViroPharma.
Aventis shall, within thirty (30) days after the date of this Settlement Agreement, deliver to ViroPharma at least one copy of all Promotional Materials, communication materials, marketing plans and reports and other materials related to the promotion of VP Product, that Aventis or its Affiliates have in their possession on the date of this Settlement Agreement and shall confirm that it has destroyed all other copies thereof.

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                         (iii)  Return of Promotional Materials relating to
Aventis Products. ViroPharma shall, by October 1, 2002, return to Aventis all promotional materials, communication materials, marketing plans and reports and other materials related to the Aventis Products or the Detailing of Aventis Products and that are still in ViroPharma's possession as of September 1, 2002, except that ViroPharma and/or VCO shall be entitled to retain for accounting purposes one copy of any such materials, plans or reports related to amounts billed to Aventis for Details and Calls performed by ViroPharma or VCO under the Copromotion Agreement or this Settlement Agreement.

                    (c) Assignment of Certain Intellectual Work Product and Promotional Materials. Aventis hereby irrevocably assigns and transfers to ViroPharma all of Aventis' right, title, goodwill, and interest in and to (i) all of the Intellectual Work Product that shall be in ViroPharma's sole ownership pursuant to Section 7(a)(i) above (whether reduced to a written form or otherwise and whether or not patentable and without regard to form or medium), and (ii) all of the Promotional Materials, in each case, together with all copies and tangible embodiments thereof, under all United States and foreign copyright, patent, trade secret and trademark laws and all other United States and foreign laws providing for the protection of intellectual property or similar rights. Aventis shall, at ViroPharma's expense, assist ViroPharma in acquiring and maintaining copyright, patent, trade secret, trademark, and other analogous intellectual property protection upon, and confirming ViroPharma's title to, the Intellectual Work Product and Promotional Materials. Aventis' assistance shall include, without limitation, signing all applications and any other documents and instruments, cooperating in legal proceedings and taking such other actions as ViroPharma considers reasonably necessary or desirable to effectuate more fully the intents and purposes of this Section 7. In the event Aventis does not cooperate on or sign any of the documents referenced in the preceding sentence, or provide a explanation for not doing so within a reasonable period, in no event to exceed forty-five (45) business days, after ViroPharma's request therefor, Aventis hereby designates and appoints ViroPharma and its duly authorized officers and agents as Aventis' agent and attorney-in-fact, to act for and in its behalf and stead to execute and file any such documents and to do all other lawfully permitted acts to further the prosecution and issuance of any such copyright, patent, trade secret, trade mark, or other analogous protection, with the same legal force and effect as if executed by Aventis. The foregoing power of attorney is coupled with an interest and shall be irrevocable

               8. Return of Samples.

                    (a) VP Product. Within thirty (30) days after the date of this Settlement Agreement, Aventis shall return to ViroPharma, or otherwise dispose of in accordance with instructions from ViroPharma, all remaining VP Product and Samples of VP Product and provide ViroPharma with a written certified statement that all such remaining samples have either been returned or properly disposed of and that Aventis and its Affiliates are no longer in possession or control of any such VP Product or samples in any form or fashion.

                    (b) Aventis Product. By August 31, 2002, ViroPharma shall have the ViroPharma and/or VCO sales representatives conduct a physical inventory of Samples of Aventis Product, the results of which shall be transmitted to Aventis by September 3, 2002. ViroPharma shall conduct a reconciliation of all Aventis Product, and Samples of Aventis

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Product held by ViroPharma or VCO, or the employees of ViroPharma or VCO, as applicable, on August 31, 2002. By September 30, 2002, ViroPharma shall have audited any sales representative whose inventory reconciliation falls outside Aventis' sample variance tolerances and shall provide the results of such reconciliation and audit to Aventis. ViroPharma shall return to Aventis, or otherwise dispose of in accordance with instructions from Aventis, all Aventis Product and Samples of Aventis Product in the possession of ViroPharma or VCO or the employees of ViroPharma or VCO as of September 1, 2002, by September 16, 2002, and provide Aventis with a written certified statement that all such remaining Samples have either been returned or properly disposed of and that ViroPharma and VCO are no longer in possession or control of any such Aventis Product or Samples of Aventis Products in any form or fashion.

               9. Representations and Warranties.

                    (a) By ViroPharma and VCO. ViroPharma and VCO, as applicable, hereby represent and warrant to Aventis as follows:

                         (i)    Existence; Good Standing. Each of ViroPharma and
VCO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority and legal right to execute, deliver and perform this Settlement Agreement.

                         (ii)   Due Authorization; Noncontravention. Each of
ViroPharma's and VCO's execution, delivery and performance of this Settlement Agreement has been duly authorized by all corporate action required to be taken on the part of ViroPharma and VCO, as applicable, and will not violate, conflict with or result in a default (with or without notice or lapse of time or both) under (A) ViroPharma's or VCO's charter or bylaws, as applicable, (B) any law, rule or regulation applicable to ViroPharma or VCO or any of their respective properties, as applicable, (C) any provision of any order, injunction, judgment or decree of any court or governmental instrumentality entered against or binding upon ViroPharma or VCO or any of their respective properties, as applicable, or (D) any material mortgage, indenture, contract or agreement or instrument to which ViroPharma or VCO, as applicable, is a party or by which ViroPharma or VCO or any of their respective properties, as applicable, is legally bound.

                         (iii)  Enforceability. This Settlement Agreement is a
legal, valid and binding obligation of ViroPharma and VCO, as applicable, enforceable against ViroPharma and VCO, as applicable, in accordance with its terms.

                         (iv)   Ownership of Released Claims. Neither ViroPharma
nor VCO has assigned any part of the claims subject to the settlement and releases provided for by ViroPharma and VCO in this Settlement Agreement, and no party that is not bound by this Settlement Agreement owns any interest in any of such claims.

                         (v)    Disclosure of Material Intellectual Work
Product. ViroPharma does not have in its possession any material Intellectual Work Product that it has not disclosed to Aventis under the Copromotion Agreement, and ViroPharma has complied with its obligations under the Copromotion Agreement to disclose material Intellectual Work Product to Aventis.

                    (b) By Aventis. Aventis hereby represents and warrants to Aventis as follows:

                         (i)    Existence and Good Standing. Aventis is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority and legal right to execute, deliver and perform this Settlement Agreement.

                         (ii)   Due Authorization; Noncontravention. Aventis'
execution, delivery and performance of this Settlement Agreement has been duly authorized by all corporate action required to be taken on the part of Aventis and will not violate, conflict with or result in a default (with or without notice or lapse of time or both) under (A) Aventis' charter or bylaws, (B) any law, rule or regulation applicable to Aventis or any of its properties, (C) any provision of any order, injunction, judgment or decree of any court or governmental instrumentality entered against or binding upon Aventis or any of its properties, or (D) any material mortgage, indenture, contract or agreement or instrument to which Aventis is a party or by which Aventis or any of its properties is legally bound.

                         (iii)  Enforceability. This Settlement Agreement is a
legal, valid and binding obligation of Aventis, enforceable against Aventis in accordance with its terms.

                         (iv)   Ownership of Released Claims. Aventis has not
assigned any part of the claims subject to the settlement and releases provided for by Aventis in this Settlement Agreement, and no party that is not bound by this Settlement Agreement owns any interest in any of such claims.

                         (v)    Intellectual Work Product; Promotional
Materials.

                                (A) Aventis does not have in its possession any
material Intellectual Work Product that it has not disclosed to ViroPharma under the Copromotion Agreement, and Aventis has complied with its obligations under the Copromotion Agreement to disclose material Intellectual Work Product to ViroPharma.

                                (B) Aventis owns and has good and valid title to
Aventis' interest in the Intellectual Work Product that shall be solely owned by ViroPharma pursuant to Section 7(a)(i) above and in the Promotional Materials, free and clear of all encumbrances. Neither Aventis nor any of Aventis' Affiliates has filed any patent, copyright or trademark registrations with respect to, or applications to register, any of the Intellectual Work Product or any of the Promotional Materials in any country or jurisdiction.

                    (c) Survival of Representations and Warranties. The respective rights of the Parties to assert any claim for indemnification under
Section 10(b)(i) and Section 10(c)(i) of this Settlement Agreement for breach of any of the representations and warranties of the other Party contained in this Section 9 shall survive the execution and delivery of this Settlement Agreement for a period (the "Survival Period") beginning on the date of this Settlement

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Agreement and ending on the thirtieth (30/th/) day after the expiration of the statute of limitations applicable to the subject matter addressed under the relevant representation and warranty (the "Survival Period"), and thereafter shall terminate and expire, except with respect to liabilities for any item as to which, on or before the close of business on the last day of the Survival Period, a Party shall have asserted a claim in writing against the other Party, in which case, the liability for such claim shall continue until it shall have been finally settled or adjudicated.

               10. Indemnification.

                    (a) Indemnification of Pre-Termination Third Party Claims. Sections 15.1, 15.2, 15.3, 15.4, and 15.6 of the Copromotion Agreement, shall survive the termination of the Copromotion Agreement solely with respect to claims brought by parties other than ViroPharma, Aventis, or either of their Affiliates, except for any such claims relating to VP Compound or VP Product brought by SaSy, its successors or assigns, based on events occurring before the date of this Settlement Agreement.

                    (b) Indemnification by ViroPharma and VCO. ViroPharma and VCO shall indemnify and hold harmless Aventis and any of Aventis' Affiliates and each of their respective shareholders, directors, officers, agents and employees (collectively, "Aventis Indemnified Persons") from and against any and all losses, costs, claims, liabilities, demands, fines, judgments, penalties, damages and expenses, including reasonable attorneys' fees and expenses (collectively, the "Losses") that the Aventis Indemnified Person may be required to pay one or more persons or entities other than any Aventis Affiliate arising out of or resulting from:

                         (i)    any breach of any of the representations or
warranties made by ViroPharma and VCO, respectively, in Section 9(a) of this Settlement Agreement;

                         (ii)   any breach by ViroPharma or VCO, respectively,
of any of the covenants or agreements made by ViroPharma and VCO in this Settlement Agreement[;

                         (iii)  VP Compound or VP Product in any way, including,
without limitation, claims relating to death or personal injury;

                         (iv)   any material misrepresentation or failure to
disclose information concerning the development or commercialization of VP Compound or VP Product by ViroPharma;

except, in each case, to the extent caused by the negligence, recklessness, or willful misconduct of an Aventis Indemnified Person.

                    (c) Indemnification by Aventis. Aventis shall indemnify and hold harmless ViroPharma and VCO and any of ViroPharma's and VCO's respective Affiliates and each of their respective shareholders, directors, officers, agents and employees (collectively, "ViroPharma Indemnified Persons") from and against any and all Losses that the ViroPharma Indemnified Person may be required to pay one or more persons or entities other than any ViroPharma Affiliate arising out of or resulting from:

                         (i)    any breach of any of the representations or
warranties made by Aventis, respectively, in Section 9(b) of this Settlement Agreement;

                         (ii)   any breach by Aventis of any of the covenants or
agreements made by Aventis in this Settlement Agreement;

                         (iii)  Aventis Product in any way, including, without
limitation, claims relating to death or personal injury; and

                         (iv)   any infringement of any issued patents based on
the use or Detailing of Aventis Product;

except, in each case, to the extent caused by the negligence, recklessness, or willful misconduct of a ViroPharma Indemnified Person.

                    (d)  Procedures.

                         (i)    After receipt by any Aventis Indemnified Party
or any ViroPharma Indemnified Party, as applicable (the "Indemnified Party") of any claim in respect of which such Indemnified Party will seek indemnification from the Party required to provide such indemnification under this Section 10 (the "Indemnifiying Party"), the Indemnified Party must, as a condition to the Indemnified Party's right to indemnification under this Section 10, provide prompt written notice thereof to the Indemnifying Party (the "Claim Notice"); provided that any delay in providing such Claim Notice shall not relieve the Indemnifiying Party from any liability that it may have to the Indemnified Party under this Section 10 except to the extent that the Indemnified Party is materially prejudiced by such delay. The Claim Notice shall (A) specify in reasonable detail and in good faith the nature of the claim, (B) specify the amount or in good faith the estimate of the Losses being asserted and (C) state the basis under this Settlement Agreement for seeking such indemnification. In no event (whether or not the Indemnified Party is controlling the defense, compromise or settlement of such claim) will the Indemnified Party admit any responsibility or liability with respect to any such claim and the Indemnifying Party shall have no liability to the Indemnified Party with respect to such claim if the Indemnified Party makes any such admission.

                         (ii)   Subject to Section 10(d)(iii) and Section
10(d)(iv) of this Settlement Agreement, the Indemnifying Party may undertake the defense, compromise and settlement of such claim by representatives of its own choosing reasonably acceptable to the Indemnified Party. The assumption of the defense, compromise and settlement of any such claim by the Indemnifying Party shall not be an acknowledgment of the obligation of the Indemnifying Party to indemnify such Indemnified Party with respect to such claim. If the Indemnified Party desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. The Indemnified Party shall have the right to undertake the defense, and, subject to Section 10(d)(iii) and Section 10(d)(iv) of this Settlement Agreement, compromise and settlement of such claim with counsel of its own choosing, and the costs and expenses of the Indemnified Party in connection therewith shall be included as a part of the indemnification obligations of the Indemnifying Party under this Section

10, unless the Indemnifying Party, within thirty (30) days (or in the case of litigation, fifteen (15) days) after written notice of such claim has been given to the Indemnifying Party by the Indemnified Party, both: (i) expressly acknowledges in writing to the Indemnified Party that that, as between the Indemnified Party and the Indemnifying Party, the Indemnifying Party shall be solely obligated to satisfy or discharge the obligations set forth in the Claim Notice, and (ii) takes all reasonable and appropriate steps to affirmatively undertake the defense of such claim.

                         (iii)  Notwithstanding the provisions of Section
10(d)(ii) of this Settlement Agreement to the extent that (A) any claim or the litigation or resolution thereof (x) seeks an equitable remedy, or (y) is asserted against both the Indemnifying Party and the Indemnified Party and the Indemnified Party reasonably concludes that there are defenses available to Indemnified Party which are different or additional to those of the Indemnifying Party, or (B) upon petition by the Indemnified Party, an appropriate court rules that the Indemnifiying Party failed or is failing to defend such claim diligently, then the Indemnified Party shall have the right to control the defense, and subject to Section 10(d)(iv) of this Settlement Agreement, the compromise and settlement of such claim and the costs and expenses of the Indemnifying Party in connection therewith shall be included as part of the indemnification obligations of the Indemnifying Party under this Section 10. If the Indemnified Party elects to exercise such right, then the Indemnifying Party shall have the right to participate in, but not control, the defense, compromise and settlement of such claim at the Indemnifying Party's sole cost and expense.

                         (iv)   Neither the Indemnified Party nor the
Indemnifying Party shall settle or compromise any such claim, regardless of whether it is controlling the defense, settlement or compromise thereof without the prior written consent of the other (which consent shall not be unreasonably withheld, delayed or conditioned).

                         (v)    At the expense of the Indemnifying Party, the
Indemnifying Party and the Indemnified Party shall cooperate with and render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such claim or proceeding which assistance shall include making appropriate personnel reasonably available for any investigation, discovery, hearing or trial.

               11.  Miscellaneous.

                    (a) Expenses. Each of the Parties shall each pay their own respective fees, expenses and disbursements, including the fees and expenses of their respective counsel, accountants and other experts, in connection with the subject matter of this Settlement Agreement and all other costs and expenses incurred in performing and complying with all obligations to be performed under this Settlement Agreement.

                    (b) Specific Performance. Without limiting the rights and remedies available to the respective Parties, whether under this Settlement Agreement, at law, in equity or otherwise, all of which shall be cumulative, each Party acknowledges that damages at law will be an insufficient remedy in view of the irrevocable harm which will be suffered if such Party violates such Party's covenants and obligations under this Settlement Agreement, and such Party agrees that the other Parties may apply in any court of competent jurisdiction for, and shall be entitled as a matter of right to, injunctive relief specifically to enforce any of such obligations upon the breach or threatened breach of any such provision.

                    (c)  Publicity.

                         (i)    The Parties will consult with each other and
provide the other with the opportunity to review the portions of any completed proposed press release or other written public statement, other than the Press release agreed among the Parties and issued on August 1, 2002, concerning any terms or conditions of this Settlement Agreement or the transactions contemplated hereunder before issuing such press release or making such public statement unless such consultation is not timely feasible in light of the requirements of applicable law or any applicable stock exchange or NASDAQ regulations, and no Party shall issue any such press release or make any such public statement regarding any of the terms of conditions of this Settlement Agreement or the transactions contemplated by this Settlement Agreement without the consent of the other Party, except as may be required by applicable law or any applicable stock exchange or NASDAQ regulations.

                         (ii)   Aventis acknowledges that ViroPharma will file
this Settlement Agreement with the Securities and Exchange Commission (the "SEC") and agrees that such filing shall not be a breach of this Settlement Agreement.

                         (iii)  Aventis acknowledges that ViroPharma will
provide a copy of this Settlement Agreement to SaSy and agrees that ViroPharma will not be in breach of this Settlement Agreement by doing so.

                    (d) Voluntary Act; No Reliance. Each of the Parties is entering into this Settlement Agreement voluntarily, without duress or undue influence. Each of the Parties acknowledges that (i) such Party has been represented in the negotiations for, and in the preparation of this Settlement Agreement by counsel or other professionals of their own respective choice, (ii) such Party has read this Settlement Agreement and has had this Settlement Agreement fully explained to it by such counsel or professionals, (iii) that such Party is fully aware of the contents of this Settlement Agreement and of this Settlement Agreement's legal effect; and (iv) such Party is not relying upon and has not relied upon any representations, warranties and statements made by any of the other Parties in connection with such Party's execution, delivery and performance of this Settlement Agreement other than the representations, warranties and statements expressly made by such other Party in Section 9(a) and Section 9(b) of this Settlement Agreement.

                    (e) Amendment, Severability, Parties in Interest. This Settlement Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the Parties. If any provision of this Settlement Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Settlement Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Settlement Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the Parties. Nothing in this Settlement Agreement, express or implied, is intended to confer on any Person other than: (i) the Parties, (ii) the Aventis Parties with respect to ViroPharma's release under Section 3(a) of this Settlement Agreement, (iii) the Aventis Indemnified Parties with respect to ViroPharma's and VCO's indemnification obligations under Section 10 of this Settlement Agreement, (iii) the ViroPharma Parties with respect to Aventis' release under
Section 3(b) of this Settlement Agreement, and (iv) the ViroPharma Indemnified Parties with respect to Aventis' indemnification obligations under Section 10 of this Settlement Agreement, and or their respective successors and assigns, heirs, administrators and personal representatives, any rights, remedies, obligations or liabilities under or by reason of this Settlement Agreement.

                    (f) Waivers. Any term or provision of this Settlement Agreement may be waived at any time by the Party entitled to the benefit thereof by a written instrument expressly stated to be a waiver and duly executed by such Party. The failure of any Party at any time or times to require performance of any provision of this Settlement Agreement shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Settlement Agreement. The waiver of any condition or of the breach of any provision of this Settlement Agreement in one or more instances shall not operate or be construed as a waiver of any other condition or subsequent breach.

                    (g) Notices. All notices that are required or permitted under this Settlement Agreement shall be in writing and shall be deemed sufficiently given if: (i) sent by registered or certified mail, return receipt requested, proper postage prepaid, (ii) by reputable overnight delivery service, proper charges prepaid, or (iii) by facsimile (with a copy sent by any of the methods of delivery described in clauses (i) or (ii) above within twenty-four
(24) hours after sending by facsimile). Any notices shall be deemed received (A) the third business day after the date when sent by registered or certified mail, return receipt requested, (B) the business day after the date when sent by reputable overnight delivery service, and (C) the day sent when sent by facsimile (provided, that the Party sending the notice by facsimile sends such notice pursuant to any of the methods of delivery described in clauses (i) or
(ii) above with twenty-four (24) hours after sending by facsimile), in each case, to the address set forth below, unless such address is changed by notice given in accordance with this Section 11(g):

       If to ViroPharma or VCO,   ViroPharma Incorporated
       to:                        405 Eagleview Boulevard
                                  Exton, PA 19341
                                  Facsimile No.: 610-458-2017
                                  Attention: Vice President and General Counsel

       If to Aventis, to:          Aventis Pharmaceuticals Inc.
                                   200 Crossing Boulevad
                                   P.O. Box 6890
                                   Bridgewater, NJ 08807-0890, U.S.A.
                                   Facsimile: 908-231-4480
                                   Attention: Vice President, Legal Corporate
                                   Development

                    (h) Entire Agreement. This Settlement Agreement (including the Schedules to this Settlement Agreement), sets forth the entire agreement and understanding of the Parties hereto with respect to the matters set forth in this Settlement Agreement and supersedes all prior agreements or understandings, oral and written, among the Parties or otherwise with respect to such matters.

                    (i) Governing Law. This Settlement Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Pennsylvania, without regard to the conflict of law principles of Pennsylvania or any other jurisdictions.

                    (j) Counterparts. This Settlement Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Settlement Agreement to produce or account for more than one such counterpart. This Settlement Agreement shall not be effective unless and until it has been signed by each of the Parties hereto.

                    (k) Offset. Except for any amounts due by a Party hereto pursuant to Sections 5(a-b) and any indemnification due for third party claims, including, without limitation, those provided for in Section 10 of this Settlement Agreement,

                         (i)    Aventis shall be entitled to offset any amounts
due to VCO against any amounts due from VCO or ViroPharma and offset any amounts due to ViroPharma against any amounts due from VCO or ViroPharma, and

                         (ii)   VCO and ViroPharma shall each be entitled to
offset any amounts due to Aventis against any amounts due from Aventis.



                            [Signature Page Follows]

                                                                    Exhibit 10.1

               IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Settlement Agreement on the date first written above.

                                    VIROPHARMA INCORPORATED




                                    By: /s/ Michel de Rosen
                                        ----------------------------------------

                                         Michel de Rosen
                                         President, CEO & Chairman of the Board




                                    VCO INCORPORATED




                                    By: /s/ Michel de Rosen
                                        ----------------------------------------

                                         Michel de Rosen
                                         President




                                    AVENTIS PHARMACEUTICALS, INC.


                                    By: /s/ Jerry Belle
                                        ----------------------------------------

                                         Jerry Belle
                                         President and Chief Executive Officer







              [Signature Page to Settlement Agreement and Release]